UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2016

BIONIK LABORATORIES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Items 2.01 and 5.02 in this Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously announced by Bionik Laboratories Corp. (the “Registrant”), the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated March 1, 2016, with Interactive Motion Technologies, Inc., a Massachusetts corporation (“IMT”), and Bionik Mergerco Inc., a Massachusetts corporation and a wholly owned subsidiary of Bionik (“Merger Subsidiary”), providing for the merger (“Merger”) of Merger Subsidiary with and into IMT, with IMT surviving the Merger as a wholly-owned subsidiary of Bionik.

On April 21, 2016, the Registrant filed a certificate of merger with the Secretary of the Commonwealth of Massachusetts and completed the Merger, pursuant to which Merger Subsidiary merged with and into IMT, with IMT surviving the Merger as a wholly-owned subsidiary of the Registrant.

Pursuant to the Merger Agreement and the Merger, the aggregate shares of issued and outstanding IMT Series A Preferred Stock (the “Preferred Stock”) and Common Stock (the “IMT Common Stock” and, together with the Preferred Stock, the “IMT Securities”) (other than shares held in treasury of IMT or persons who properly exercise appraisal rights under Massachusetts law) were automatically converted into the right to receive up to an aggregate of 23,650,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Bionik Common Stock”). Because the consummation of the Merger constituted a sale event under the terms of the Articles of Organization, as amended, of IMT, at the effective time of the Merger, first holders of the Preferred Stock will receive payment of their liquidation preference out of the Bionik Common Stock prior to any payment or allocation of Bionik Common Stock to holders of the IMT Common Stock. Following payment of the liquidation preference to the holders of the Preferred Stock, the remaining Bionik Common Stock, subject to the indemnification and escrow arrangements described in the Merger Agreement, will be paid to the holders of the IMT Common Stock. All such shares of the IMT Securities converted into the right to receive the Bionik Common Stock were automatically cancelled and have ceased to exist, and such holders of IMT Securities have ceased to have any rights as a shareholder of IMT, except the right to receive the Bionik Common Stock.

The Bionik Common Stock is being issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) promulgated thereunder.

Additionally, at the effective time of the Merger, Bionik assumed each of the 3,897,500 options to acquire IMT Common Stock granted under IMT’s equity incentive plan or otherwise issued by IMT prior to the effective time of the Merger. As of the effective time of the Merger, these options represent the right to purchase an aggregate of 3,000,000 shares of Bionik Common Stock, of which 1,000,000 have an exercise price of $0.25, 1,000,000 have an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05.

With the acquisition of IMT, the Registrant’s product line now includes (a) the InMotion ARM™, InMotionWrist™ and InMotion Hand™, which are three upper extremity clinical rehabilitation products currently on the market for clinical use, and (b) the InMotion Ankle™, a lower-body product available for research use being developed for clinical release.

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An aggregate of 3,809,601 shares of Bionik Common Stock are being held in escrow to satisfy indemnifiable losses by the Registrant under the terms of the Merger Agreement. The escrow is pursuant to the terms of an Escrow Agreement, dated April 20, 2016, by and among the Registrant, Hermano Igo Krebs as Stockholders Representative, and Ruskin Moscou Faltischek, PC, as escrow agent (the “Escrow Agreement”). The foregoing is intended only to be a summary of the Escrow Agreement. A copy of the Escrow Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Registrant has agreed to register the Bionik Common Stock on behalf of the former IMT shareholders pursuant to the terms of a Registration Rights Agreement, dated April 20, 2016 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Registration has agreed to use reasonable best efforts to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of certain of the shares of Bionik Common Stock, within 90 days following the effective date of the Merger, and to cause such registration statement to be declared effective under the Securities Act by the later of the six month anniversary of (a) the effective date of the Merger and (b) the effective date of the Registrant’s Registration Statement on Form S-1 (Registration No.: 333-207581). The foregoing is intended only to be a summary of the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

At the effective date of the Merger, (a) Dr. Krebs will receive an aggregate of 5,190,376 shares of Bionik Common Stock (subject to 20% of such shares held in escrow to satisfy indemnifiable losses by the Registrant under the terms of the Merger Agreement) in return for his ownership of IMT Securities, in addition to his IMT options which are as of the effective date of the Merger exercisable for an aggregate of 360,231 shares of the common stock of the Registrant and (b) Mr. Fried will receive an aggregate of 868,647 shares of Bionik Common Stock (subject to 20% of such shares held in escrow to satisfy indemnifiable losses by the Registrant under the terms of the Merger Agreement) in return for his ownership of IMT Securities, in addition to his IMT options which are as of the effective date of the Merger exercisable for an aggregate of 1,597,178 shares of the common stock of the Registrant.

The foregoing is intended only to be a summary of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement (a copy of which is attached as Exhibit 2.1 to the Registrant’s Current Report on 8-K, filed on March 7, 2016 and which is incorporated by reference herein), the Escrow Agreement and the Registration Rights Agreement.

Financial statements of IMT shall be filed by amendment to this Current Report on Form 8-K, not later than 71 calendar days after the date that this Current Report must be filed.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” and are intended to be covered by the safe harbor created thereby. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties, which may cause actual results to differ significantly from the results discussed in the forward-looking statements, including: (a) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other rehabilitation products, (b) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (c) the Registrant’s future financial performance, (d) the successful integration of IMT with the Registrant, (e) those risks and uncertainties discussed from time to time in the Registrant’s other reports and other public filings with the SEC and (f) the assumptions underlying or relating to any statement described in points (a), (b), (c), (d) or (e) above. Additional information concerning these and other factors can be found in the Registrant’s filings with the Securities and Exchange Commission, including the Registrant’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by law, the Registrant expressly disclaims any obligation to publicly revise any forward-looking statements contained in this Form 8-K to reflect the occurrence of events after the date of this Form 8-K.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the Merger, on the effective date of the Merger, the Registrant indirectly assumed an aggregate of approximately $1.76 million of debts and other liabilities of IMT, based on the internal, unaudited financial information of IMT, which numbers may change as the Registrant integrates IMT into its operations and audits IMT’s financial information.

Of such liabilities, we believe that:

•	An aggregate of approximately $112,000 in principal amount of loans is payable to Rodolfo Rohr, a former executive officer of IMT, which with accrued interest are due and payable the earlier of December 31, 2017 and the date the Registrant raises new capital exceeding $15 million in cash.

•	An aggregate of $125,000 in principal amount is payable to Hermano Igo Krebs, which with accrued interest are due and payable the earlier of December 31, 2017 and the date the Registrant raises new capital exceeding $15 million in cash.

•	An aggregate of (a) $50,000 in principal amount is payable to Neville Hogan, a co-founder of IMT and a former board member, which with accrued interest are due and payable the earlier of December 31, 2017 and the date the Registrant raises new capital exceeding $15 million in cash and (b) approximately $36,000 in principal and accrued interest on demand loans made by Mr. Hogan.

•	An aggregate of approximately $130,000 was due to Hermano Igo Krebs for past-due compensation and an aggregate of approximately $123,000 was due to Jules Fried for past-due compensation, which amounts were paid at or about the effective date of the Merger.

•	An aggregate of $200,000 in principal amount plus interest is payable to Park Hill Capital Inc., the maturity date of which is September 1, 2016.

•	An aggregate of $25,000 in principal amount drawn down under a maximum $200,000 line of credit from Business Credit Direct Corp. The line of credit is secured by all accounts and inventory of IMT, including its payment intangible and contract rights.

•	An aggregate of approximately $33,000 in principal and interest on demand loans in favor of Dr. Krebs’ wife.

•	An aggregate of approximately $645,000 in accounts payable is due to various vendors, suppliers, licensors and consultants for services rendered and unpaid.

On or about the effective date of the Merger, the Registrant repaid or settled an aggregate of approximately $806,000 of such liabilities.

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Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 in this Form 8-K as it relates to the issuance of the Bionik Common Stock is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Hermano Igo Krebs

Effective as of the effective date of the Merger, the Registrant hired Hermano Igo Krebs, age 57, the co-founder and former Chairman of IMT, as a part-time employee and appointed him as the Registrant’s Chief Science Officer, all pursuant to an Employment Agreement with Dr. Krebs dated April 19, 2016 (the “Krebs Employment Agreement”). Dr. Kreb’s employment with the Registrant shall be subject to any conflicting obligations he has to The Massachusetts Institute of Technology (“MIT”), and Dr. Krebs shall not have to perform any services for the Registrant if the performance of such services may conflict with his obligations or duties to MIT.

Dr. Hermano Igo Krebs is a co-founder of IMT and has been a member of its Board of Directors since March 1998 and Chairman of the Board since April 2015. He was also IMT’s interim CEO in 2015. Dr. Krebs joined the Massachusetts Institute of Technology’s Mechanical Engineering Department in 1997 where he is a Principal Research Scientist and Lecturer. He also holds an affiliate position as an Adjunct Professor at University of Maryland School of Medicine, Department of Neurology, and as a Visiting Professor at Fujita Health University, Department of Physical Medicine and Rehabilitation, at University of Newcastle, Institute of Neuroscience, and at Osaka University, Department of Mechanical Sciences and Bioengineering. He received his B.S. and M.S. degrees in Naval Engineering (option electrical) from Politecnica School of University of Sao Paulo – Brazil, in 1980 and 1987, respectively. He received another M.S. degree in Ocean Engineering from Yokohama National University – Japan, in 1989, and the Ph.D. degree in Engineering from the Massachusetts Institute of Technology, Cambridge, in 1997. From 1977 to 1978, he taught electrical design at Escola Tecnica Federal de Sao Paulo. From 1978 to 1979, he worked at University of Sao Paulo in a project aiming at the identification of hydrodynamic coefficients during ship maneuvers. From 1980 to 1986, he was a surveyor of ships, offshore platforms, and container cranes at the American Bureau of Shipping – Sao Paulo office. In 1989, he was a visiting researcher at Sumitomo Heavy Industries – Hiratsuka Laboratories – Japan. From 1993 to 1996, he worked at Casper, Phillips & Associates, Tacoma, WA in container cranes and control systems. He is a Fellow of the IEEE. Dr. Krebs was nominated by two of IEEE societies: IEEE-EMBS (Engineering in Medicine & Biology Society) and IEEE-RAS (Robotics and Automation Society) to this distinguished engineering status “for contributions to rehabilitation robotics and the understanding of neuro-rehabilitation.” His work goes beyond Stroke and has been extended to Cerebral Palsy for which he received “The 2009 Isabelle and Leonard H. Goldenson Technology and Rehabilitation Award,” from the Cerebral Palsy International Research Foundation (CPIRF). In 2015, he received the prestigious IEEE-INABA Technical Award for Innovation leading to Production “for contributions to medical technology innovation and translation into commercial applications for Rehabilitation Robotics.”

Dr. Krebs shall be employed by the Registrant indefinitely subject to the termination provisions described in the Krebs Employment Agreement. Pursuant to the terms of the Krebs Employment Agreement, Dr. Krebs shall receive an annual base salary of $218,000 per annum multiplied by his part-time percentage from time to time, which as of the date of this Form 8-K is 49%. The annual base salary shall be reviewed on an annual basis or more frequently by mutual agreement. Dr. Krebs will be entitled to participate in the Registrant’s equity incentive plan, and would also be entitled to receive an annual discretionary bonus of 30% of annualized actual base salary.

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In the event Dr. Krebs’s employment is terminated as a result of death, Dr. Krebs’s estate would be entitled to receive the annual salary, outstanding expenses, accrued vacation and a portion of the annual bonus earned up to the date of death. In addition, all options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions thereof.

In the event Dr. Krebs’s employment is terminated as a result of disability, Dr. Krebs would be entitled to receive the annual salary, accrued vacation, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Dr. Krebs’s employment is terminated by the Registrant for cause, Dr. Krebs would be entitled to receive his annual salary, accrued vacation, benefits and expenses incurred up to the date of termination.

In the event Dr. Krebs’s employment is terminated by the Registrant without cause or Dr. Kreb’s terminates for good reason, he would be entitled to receive (a) six months’ salary, plus one months’ salary for each completed year of service up to a maximum of nine months’ salary, (b) unreimbursed expenses and accrued vacation time, subject to certain limitations.

Dr. Krebs will not sell or transfer any shares of the Registrant’s common stock owned by him as a result of the Merger except until such securities are registered for resale along with any Registrant securities it registers on behalf of Peter Bloch.

The Krebs Employment Agreement contains customary non-competition, non-solicitation and non-disparagement provisions in favor of the Registrant, but subject to his continued right to be employed by MIT or other non-profit entity. Dr. Krebs also agreed to customary terms regarding confidentiality and ownership of intellectual property, but subject to any rights of MIT or other non-profit entity he may work for that are required as a condition to such employment.

Dr. Krebs is a licensor to IMT pursuant to an Agreement dated June 8, 2009, of patent #8,613,691, pursuant to which IMT pays Dr. Krebs and the co-licensor an aggregate royalty of 1% of sales based on such patent.

Jules Fried

Effective as of the effective date of the Merger, the Registrant hired Jules Fried, age 69, the former Chief Executive Officer of IMT since July 2015, as its Vice President of US Operations, all pursuant to an Employment Agreement with Mr. Fried dated April 19, 2016 (the “Fried Employment Agreement”).

In addition to being the CEO of IMT, since 2008, Mr. Fried has been a director and member of the audit and risk management committees of First Commons Bank, a community bank in Newton, MA. From January 2012 until August 2013, Mr. Fried was the Principal of Atlantic VIC, a venture development company specializing in licensing technology from research institutions for new ventures and from July 2004 to July 2015, he was the Managing Director of JM Fried & Co., a business development advisory service. From October 2007 to October 2011, Mr. Fried was the Executive Vice President of The Lappin Company, a world-wide recruiter for healthcare and life science consulting firms.

The term of employment under the Employment Agreement is 3 years subject to the termination provisions described in the Fried Employment Agreement. Pursuant to the terms of the Fried Employment Agreement, Mr. Fried shall receive an annual base salary of $218,000 per annum, will be entitled to participate in the Registrant’s equity incentive plan, and would also be entitled to receive an annual discretionary bonus of 30% of base salary.

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In the event Mr. Fried’s employment is terminated as a result of death, Mr. Fried’s estate would be entitled to receive the annual salary, accrued vacation and a portion of the annual bonus earned up to the date of death. In addition, all options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions thereof.

In the event Mr. Fried’s employment is terminated as a result of disability, Mr. Fried would be entitled to receive the annual salary, accrued vacation, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. Fried’s employment is terminated by the Registrant for cause, Mr. Fried would be entitled to receive his annual salary, accrued vacation, benefits and expenses incurred up to the date of termination.

In the event Mr. Fried’s employment is terminated by the Registrant without cause, he would be entitled to receive 3 months’ salary, plus four weeks’ salary for each completed year of service up to a maximum of nine months’ salary.

Mr. Fried will not sell or transfer any Registrant security owned by him as a result of the Merger except as follows:

•	Mr. Fried may rely upon Rule 144 to sell any of such securities.

•	Any shares of common stock underlying $.25 options shall be released from such restrictions upon the effectiveness of the resale registration statement referred to in the last sentence of Section 3.11 of the Fried Employment Agreement.

•	Any shares of common stock underlying $.95 options shall not be subject to any restrictions under the Fried Employment Agreement.

•	Any other such securities owned by Mr. Fried shall be released from such restrictions upon the effectiveness of the resale registration statement referred to in the last sentence of Section 3.11 of the Fried Employment Agreement.

The Fried Employment Agreement contains customary non-competition, non-solicitation and non-disparagement provisions in favor of the Registrant. Mr. Fried also agreed to customary terms regarding confidentiality and ownership of intellectual property.

The foregoing is intended only to be a summary of the Krebs Employment Agreement and the Fried Employment Agreement, and is qualified in its entirety by reference to the Krebs Employment Agreement and the Fried Employment Agreement, copies of which are attached as Exhibit 10.3 and 10.4, respectively, to this Current Report on 8-K, and which is incorporated by reference herein.

The information set forth in Items 2.01 and 2.03 in this Form 8-K as it relates to Dr. Krebs and Mr. Fried is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following documents are furnished herewith as exhibits to this report:

Exhibit Number	Description of Exhibit

10.1	Escrow Agreement

10.2	Registration Rights Agreement

10.3	Employment Agreement with Hermano Igo Krebs

10.4	Employment Agreement with Jules Fried

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2016

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer

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